Schedule A

to the Operating Services Agreement

between the Direxion Shares ETF Trust and Rafferty Asset Management, LLC

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares	0.05%
Direxion Fallen Knives ETF	0.05%
Direxion Moonshot Innovators ETF	0.05%
Direxion Work From Home ETF	0.05%
Direxion World Without Waste ETF	0.05%
Direxion Select Large Caps & FANGs ETF	0.05%
Direxion Hydrogen ETF	0.05%
Direxion Low Priced Stock ETF	0.05%
Direxion Auspice Broad Commodity Strategy ETF	0.20%
Direxion Nanotechnology ETF	0.05%
Direxion Internet Infrastructure ETF	0.05%
Direxion mRNA ETF	0.05%
Direxion Digital Advertising ETF	0.05%
Direxion Inflation Stocks ETF	0.05%
Direxion US Treasuries Strategy ETF	0.05%
Direxion US Treasuries Strategy Bear ETF	0.05%
Direxion Future of Farming ETF	0.05%
Direxion Electric and Autonomous Vehicles ETF	0.05%

150/50 FUNDS

Direxion Russell 1000® Value Over Growth ETF	0.05%
Direxion Russell 1000® Growth Over Value ETF	0.05%

COMMODITY-RELATED FUNDS

Direxion Coffee Strategy ETF	0.20%
Direxion Daily Coffee Strategy Bear 1X Shares	0.20%
Direxion Lumber Strategy ETF	0.20%
Direxion Daily Lumber Strategy Bear 1X Shares	0.20%
Direxion Breakfast Commodities Strategy ETF	0.20%
Direxion Daily Breakfast Commodities Strategy Bear 1X Shares	0.20%
Direxion Copper Strategy ETF	0.20%
Direxion Daily Copper Strategy Bear 1X Shares	0.20%
Direxion Corn Strategy ETF	0.20%
Direxion Daily Corn Strategy Bear 1X Shares	0.20%
Direxion Soybeans Strategy ETF	0.20%
Direxion Daily Soybeans Strategy Bear 1X Shares	0.20%
Direxion Wheat Strategy ETF	0.20%
Direxion Daily Wheat Strategy Bear 1X Shares	0.20%
Direxion Sugar Strategy ETF	0.20%
Direxion Daily Sugar Strategy Bear 1X Shares	0.20%
Direxion Precious Metals Strategy ETF	0.20%
Direxion Daily Precious Metals Strategy Bear 1X Shares	0.20%

Last Revised: August 18, 2022